Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”), dated as of June [●], 2016, is by and between General Cannabis Corp., a Colorado corporation (the “Company”), and the persons identified on the signature page hereto (collectively all are referred to as the “Parties”). This Agreement amends those certain 10% Promissory Notes by and between the Parties (the “Note”). In the event that any provision of this Agreement conflicts with the Note, the provisions of this Agreement shall prevail.

R E C I T A L S

WHEREAS, the person identified on the signature page hereto is a holder of a 10% Promissory Note (the “Holder”);

WHEREAS, the Note currently has a maturity date (the “Original Maturity Date”) of May 31, 2016;

WHEREAS, the Company and the Holder wish to amend the Note and establish a new maturity date of January 31, 2017; and

WHEREAS, in order to induce the Holder’s entrance into this agreement, the Company has agreed to provide to the Holder a warrant to purchase shares of the Company’s common stock on a pro rata basis, as set forth next to the Holder’s name on the signature pages hereto.

A G R E E M E N T

1.

Amendment. At the Effective Time (as defined below), effective as of the date first written above, the Original Maturity Date of the Note is hereby amended to January 31, 2017.

2.

Consideration. In consideration for the extension of the maturity date of the Note, as amended above, the Company hereby grants to the Holder a warrant to purchase such number of shares of the Company’s common stock as is listed next to their name on the signature page hereto, at an exercise price of $1.07 per share (the “Warrant”). A form of the Warrant is attached hereto as Exhibit A. The Warrant shall have a term of five (5) years and shall be subject to any standard anti-dilution protection for stock splits and reorganizations.

3.

Representations And Warranties. The Parties hereby make the representations and warranties to one another as set forth in the Note (as amended hereby) as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Amendment, mutatis mutandis.

4.

Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.

Governing Law.  This Agreement shall be governed by the internal law (and not the law of conflicts of laws) of the State of Colorado.

6.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.

Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.

Amendments and Waivers. Except as set forth in herein, any term of this Agreement may be amended, terminated or waived only with the written consent of the Parties.

9.

Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

10.

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

11.

Disputes.  Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The number of arbitrators shall be One (the “Arbitrator”). The place of arbitration shall be in New York, New York. Judgment on the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GENERAL CANNABIS CORP.

By:
Name:	Robert Frichtel
Title:	Chief Executive Officer

HOLDER

By:
Name:
Title:

Note Principal Amount

Warrant to be received

EXHIBIT A

FORM OF WARRANT